Exhibit 23

Consent of Independent Certified Public Accountants


Board of Directors
Smith-Midland Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-102892 and 333-88200) of our report dated March 31, 2004, relating to the consolidated financial statements of Smith-Midland Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.




                                              BDO Seidman, LLP

Richmond, Virginia
April 16, 2004